EXHIBIT 99.1

Contact:
Tricia Linderman, 214/932-6798
tricia.linderman @texascapitalbank.com

     TEXAS CAPITAL BANCSHARES REPORTS 104% INCREASE IN NET INCOME AND REACHES $2 BILLION IN ASSETS

DALLAS, Texas — August 14, 2003 — Texas Capital Bancshares, Inc. today reported net income for the second quarter of 2003 of $3.9 million compared to $1.8 million for the second quarter of 2002. On a fully diluted basis, earnings per share were $.18 for the three months ended June 30, 2003 compared to $.08 for the same quarter last year, which represents an increase of 125 percent. Net income for the six months ended June 30, 2003 was $6.9 million compared to $3.4 million for the same period in 2002. Earnings per share on a fully diluted basis for the six months ended June 30, 2003 were $.32 versus $.15 for the same period in 2002.

Return on average equity was 12.03 percent and return on average assets was .80 percent for the quarter ended June 30, 2003, compared to 6.38 percent and .59 percent respectively for the second quarter of 2002. The increase in net income in 2003 is attributed to asset and related net interest income growth, growth in non-interest income, and the impact of reversing our deferred tax valuation allowance of $5.9 million, offset by an increase in non-interest expense. Non-interest expense for the quarter included approximately $250,000 in separation expenses related to the resignation of a senior officer and $6.3 million in penalties related to unwinding repurchase agreements in June prior to maturity to lower funding costs. We unwound approximately $139 million of repurchase agreements and entered into new repurchase agreements with respect to a significant portion of that amount, with the remainder replaced with overnight funds. We expect that a significant portion of these overnight funds will be replaced with deposits when we complete our planned acquisition of deposit accounts of Bluebonnet Savings Bank FSB, which is expected to occur in August 2003.

Net interest income was $12.7 million for the second quarter of 2003, compared to $10.2 million for the second quarter of 2002. The increase was primarily due to an increase in average earning assets of $653.3 million as compared to the second quarter of 2002, which offset a 71 basis point decrease in net interest margin. The increase in average earning assets included a $307.2 million increase in average net loans and a $352.5 million increase in average securities. Average interest-bearing liabilities increased $592.3 million from the second quarter of 2002, which included a $245.8 million increase in interest-bearing deposits and a $327.5 million increase in other borrowings. The increase in average borrowings was primarily related to an increase in federal funds purchased and securities sold under repurchase agreements, and was used to supplement deposits in funding loan growth and securities purchases. The average cost of interest-bearing liabilities decreased from 2.62 percent for the quarter ended June 30, 2002 to 2.24 percent for the same period of 2003, reflecting the continuing decline in market interest rates.

The provision for loan losses was $1.6 million for the second quarter of 2003, compared to $808,000 for the second quarter of 2002. The provision reflects management’s assessment of the risks in Texas Capital Bank’s loan portfolio. For the quarter ended June 30, 2003, the provision for loan losses to average loans was .53 percent compared to .36 percent during the same quarter in 2002. The reserve for loan losses totaled $17.3 million at June 30, 2003, which is 1.38 percent of total loans, compared to $12.1 million or 1.28 percent at June 30, 2002. The company’s ratio of reserve for loan losses to non-performing loans was 136.12 percent at June 30, 2003, compared to 178.88 percent at June 30, 2002. Texas Capital had net charge-offs of loans and leases previously charged off of $219,000 in the quarter versus net losses of $1.5 million in the second quarter of 2002.

Our non-performing loans and leases increased to $12.7 million, or 1.01% of total loans from $6.8 million, or .72% of total loans at June 30, 2002, but continue to be at what management considers to be an acceptable level. Our non-performing assets include $11.5 million of non-accrual loans and $1.1 million of loans past due greater than 90 days and still accruing. Of the loans past due greater than 90 days and still accruing, 96 percent are 100 percent government guaranteed. Of the $11.5 million in nonaccrual loans and leases, $4.3 million was in commercial loans, $4.0 in construction loans, $1.4 million in real estate loans, $113,000 in consumer loans, and $1.7 million in leases.

Non-interest income increased $1.4 million, including securities gains of $345,000, compared to the same quarter of 2002 when there were no securities gains. Service charges on deposit accounts in the second quarter of 2003 increased $181,000 due to the higher level of deposits and transactions. Trust fee income increased $61,000 due to continued growth of trust assets in 2003. Income from bank owned life insurance totaled $428,000 for the second quarter of 2003. Our bank owned life insurance investment originated in August 2002. Cash processing fees in the second quarter of 2003 totaled $73,000, which was related to a cash processing project that occurred primarily in the first quarter of the year. Total cash processing fees for the six months ended June 30, 2003 were $973,000, which is comparable to the same period in 2002. Non-interest income also included an increase in mortgage warehouse fees of approximately $293,000 for the quarter ended June 30, 2003.

Non-interest expense for the second quarter of 2003 increased $8.5 million or 100.3 percent, compared to the second quarter of 2002. The increase is primarily related to the $6.3 million in penalties related to the unwinding of repurchase agreements. Additionally, salaries and employee benefits increased $1.9 million to $5.9 million for the quarter ended June 30, 2003 from $4.0 million for the same period in 2002. The increase included the $250,000 in separation expense for a senior officer and an increase in total employees from 201 at June 30, 2002 to 237 at June 30, 2003.

Management expects the balance sheet will continue to be asset-sensitive over the next 12 months, resulting in more loans than deposits repricing over this period. This is largely due to the concentration of assets in variable rate loans, rather than fixed rate loans, which would position the company to benefit from rising interest rates.

Total assets at June 30, 2003 were $2.003 billion, an increase of $210 million from $1.793 billion at December 31, 2002, and an increase of $743 million from $1.261 billion at June 30, 2002. The aggregate loan portfolio at June 30, 2003 was $1.252 billion, an increase of $129 million from $1.123 billion at December 31, 2002, and an increase of $307 million from $945 million at June 30, 2002. Total deposits at June 30, 2003 were $1.340 billion, an increase of $143 million from $1.197 billion at December 31, 2002, and an increase of $360 million from $980 million at June 30, 2002.

About Texas Capital Bancshares

     Texas Capital Bancshares, Inc. is a privately owned and operated bank holding company, the principal subsidiary of which is Texas Capital Bank, N.A., headquartered in Dallas, Texas. Texas Capital Bank targets middle market businesses, the executives of those businesses and affluent individuals. The Bank has full-service locations in Austin, Dallas, Fort Worth, Plano and San Antonio.

     This release contains forward-looking statements, which are subject to risks and uncertainties. A number of factors, many of which are beyond Texas Capital Bancshares’ control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include the risk of adverse impacts from general economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in the registration statement on Form S-3 as amended relating to the initial public offering and other filings made by Texas Capital Bancshares with the Securities and Exchange Commission.

TEXAS CAPITAL BANCSHARES, INC.

QUARTERLY FINANCIAL SUMMARY — UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
(In Thousands Except Share)

	For the three months ended			For the three months ended
	June 30, 2003			June 30, 2002

	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate

Assets						%
Taxable securities	$620,239	$5,329	3.45%	$267,753	$3,616	5.42%
Federal funds sold	13,220	43	1.30%	20,413	90	1.77%
Deposits in other banks	923	4	1.74%	151	2	5.31%
Loans	1,207,815	15,981	5.31%	897,388	12,825	5.73%
Less reserve for loan losses	16,100	—	—	12,910	—	—

Loans, net of reserve	1,191,715	15,981	5.38%	884,478	12,825	5.82%

Total earning assets	1,826,097	21,357	4.69%	1,172,795	16,533	5.65%
Cash and other assets	120,388			53,764

Total assets	$1,946,485			$1,226,559

Liabilities and Stockholders’ Equity
Transaction deposits	$62,476	$121	.78%	$49,353	$118	.96%
Savings deposits	407,081	1,629	1.61%	327,184	1,582	1.94%
Time deposits	575,325	3,847	2.68%	422,577	3,426	3.25%

Total interest bearing deposits	1,044,882	5,597	2.15%	799,114	5,126	2.57%
Other borrowings	495,511	2,849	2.31%	167,988	1,193	2.85%
Long-term debt	19,011	247	5.21%	—	—	—

Total interest bearing liabilities	1,559,404	8,693	2.24%	967,102	6,319	2.62%
Demand deposits	246,822			138,598
Other liabilities	11,619			6,563
Stockholders’ equity	128,640			114,296

Total liabilities and stockholders’ equity	$1,946,485			$1,226,559

Net interest income		$12,664			$10,214
Net interest income to earning assets			2.78%			3.49%

Provision for loan losses		1,600			808
Non-interest income		2,818			1,460
Non-interest expense		16,901			8,439

Income (loss) before taxes		(3,019)			2,427
Income tax expense (benefit)		(6,876)			608

Net income (loss)		$3,857			$1,819

Earnings per share:
Net income (loss)
Basic		$.19			$.08
Diluted		$.18			$.08
Return on average equity		12.03%			6.38%
Return on average assets		.80%			.59%
Equity to assets		6.61%			9.32%

TEXAS CAPITAL BANCSHARES, INC.

QUARTERLY FINANCIAL SUMMARY — UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
(In Thousands Except Share)

	For the six months ended				For the six months ended
	June 30, 2003				June 30, 2002
	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate

Assets
Taxable securities	$583,384	$10,685	3.69%	$241,165	$6,505	5.44%
Federal funds sold	21,262	130	1.23%	20,850	179	1.73%
Deposits in other banks	951	7	1.48%	161	3	3.76%
Loans	1,163,993	30,677	5.31%	891,126	25,326	5.73%
Less reserve for loan losses	15,525	—	—	12,919	—	—

Loans, net of reserve	1,148,468	30,677	5.39%	878,207	25,326	5.82%

Total earning assets	1,754,065	41,499	4.77%	1,140,383	32,013	5.66%
Cash and other assets	132,077			70,312

Total assets	$1,886,142			$1,210,695

Liabilities and Stockholders’ Equity
Transaction deposits	$61,038	$233	.77%	$49,007	$243	1.00%
Savings deposits	394,404	3,269	1.67%	334,780	3,101	1.87%
Time deposits	550,114	7,477	2.74%	395,618	6,689	3.41%

Total interest bearing deposits	1,005,556	10,979	2.20%	779,405	10,033	2.60%
Other borrowings	496,061	5,734	2.33%	176,578	2,372	2.71%
Long-term debt	14,530	380	5.27%	—	—	—

total interest bearing liabilities	1,516,147	17,093	2.27%	955,983	12,405	2.62%
Demand deposits	230,497			134,597
Other liabilities	11,702			7,012
Stockholders’ equity	127,796			113,103

Total liabilities and stockholders’ equity	$1,886,142			$1,210,695

Net interest income		$24,406			$19,608
Net interest income to earning assets			2.81%			3.47%

Provision for loan losses		2,850			1,979
Non-interest income		6,145			3,656
Non-interest expense		26,279			16,780

Income (loss) before taxes		1,422			4,505
Income tax expense (benefit)		(5,466)			1,128

Net income (loss)		$6,888			$3,377

Earnings per share:
Net income (loss)
Basic		$.33			$.15
Diluted		$.32			$.15
Return on average equity		10.87%			6.02%
Return on average assets		.74%			.56%
Equity to assets		6.78%			9.34%

TEXAS CAPITAL BANCSHARES, INC.

SUMMARY OF LOAN LOSS EXPERIENCE
(In Thousands)

	Three Months Ended June 30		Six Months Ended June 30
	2003	2002	2003	2002

	(Unaudited)		(Unaudited)
Beginning balance	$15,893	$12,770	$14,538	$12,598
Loans charged-off:
Commercial	17	1,000	17	2,000
Consumer	2	6	2	6
Leases	237	485	250	485

Total	256	1,491	269	2,491
Recoveries:
Commercial	—	—	78	—
Consumer	—	9	—	10
Leases	37	—	77	—

Total recoveries	37	9	155	10

Net charge-offs (recoveries)	219	1,482	114	2,481
Provision for loan losses	1,600	808	2,850	1,979

Ending balance	$17,274	$12,096	$17,274	$12,096

Reserve for loan losses to loans outstanding at end of period	1.38%	1.28%	1.38%	1.28%
Net charge-offs to average loans[1]	.07%	.66%	.02%	.56%
Provision for loan losses to average loans[1]	.53%	.36%	.49%	.45%
Recoveries to gross charge-offs	14.45%	.60%	57.62%	.40%
Reserve as a multiple of net charge-offs	78.9x	8.2x	151.5x	4.9x
Non-performing and renegotiated loans:
Loans past due (90 days)	$1,145	$—	$1,145	$—
Non-accrual	11,545	6,762	11,545	6,762

Total	$12,690	$6,762	$12,690	$6,762

Reserve as a percent of non-performing and renegotiated loans	136.12%	178.88%	136.12%	178.88%

(1)	Interim period ratios are annualized.

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except share data)

	Three Months Ended June 30		Six Months Ended June 30
	2003	2002	2003	2002

	(Unaudited)		(Unaudited)
Interest income
Interest and fees on loans	$15,981	$12,825	$30,677	$25,326
Securities	5,329	3,616	10,685	6,505
Federal funds sold	43	90	130	179
Deposits in other banks	4	2	7	3

Total interest income	21,357	16,533	41,499	32,013
Interest expense
Deposits	5,597	5,126	10,979	10,033
Federal funds purchased	469	368	909	743
Other borrowings	2,380	825	4,825	1,629
Long-term debt	247	—	380	—

Total interest expense	8,692	6,319	17,093	12,405

Net interest income	12,664	10,214	24,406	19,608
Provision for loan losses	1,600	808	2,850	1,979

Net interest income after provision for loan losses	11,064	9,406	21,556	17,629
Non-interest income
Service charges on deposit accounts	897	716	1,740	1,345
Trust fee income	306	245	587	492
Gain on sale of securities	345	—	686	—
Cash processing fees	73	—	973	993
Bank owned life insurance (BOLI) income	428	—	842	—
Mortgage warehouse fees	424	131	703	255
Other	345	368	614	571

Total non-interest income	2,818	1,460	6,145	3,656
Non-interest expense
Salaries and employee benefits	5,857	3,996	11,236	8,329
Net occupancy expense	1,199	1,276	2,386	2,553
Advertising	199	482	392	562
Legal and professional	930	767	1,509	1,451
Communications and data processing	736	678	1,456	1,400
Franchise taxes	37	33	74	47
Repurchase agreement penalties	6,262	—	6,262	—
Other	1,681	1,207	2,964	2,438

Total non-interest expense	16,901	8,439	26,279	16,780

Income (loss) before income taxes	(3,019)	2,427	1,422	4,505
Income tax expense (benefit)	(6,876)	608	(5,466)	1,128

Net income	3,857	1,819	6,888	3,377
Preferred stock dividends	(276)	(276)	(550)	(537)

Income available to common stockholders	$3,581	$1,543	$6,338	$2,840

Earnings per share:
Basic	$.19	$.08	$.33	$.15
Diluted	$.18	$.08	$.32	$.15

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED BALANCE SHEETS
(In thousands except share data)

	June 30,	December 31,	June 30,
	2003	2002	2002

	(Unaudited)
ASSETS
Cash and due from banks	$65,145	$88,744	$45,039
Federal funds sold	470	—	1,320
Securities, available-for-sale	649,522	553,169	270,085
Loans, net	1,073,392	988,019	890,539
Loans held for sale	157,176	116,106	37,826
Premises and equipment, net	3,581	3,829	4,434
Accrued interest receivable and other assets	52,416	41,919	10,035
Goodwill, net	1,496	1,496	1,496

Total assets	$2,003,198	$1,793,282	$1,260,774

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-interest bearing	$330,015	$238,873	$159,503
Interest bearing	1,010,307	957,662	820,794

Total deposits	1,340,322	1,196,535	980,297
Accrued interest payable	3,393	3,826	3,042
Other liabilities	4,348	8,485	4,863
Federal funds purchased	156,194	83,629	52,087
Repurchase agreements	293,272	302,083	—
Other borrowings	53,501	63,748	102,442
Long-term debt	20,000	10,000	—

Total liabilities	1,871,030	1,668,306	1,142,731
Stockholders’ equity:
Series A convertible preferred stock, $ .01 par value, 6%:
Authorized shares — 10,000,000
Issued shares — 1,057,142 at June 30, 2003, December 31, 2002, and June 30, 2003	11	11	11
Common stock, $ .01 par value:
Authorized shares — 100,000,000
Issued shares — 18,577,704, 18,500,812 and 18,461,046 at June 30, 2003, December 31, 2002 and June 30, 2002, respectively	185	185	184
Series A-1 non-voting common stock, $ .01 par value:
Issued shares — 691,733, 695,516 and 697,166 at June 30, 2003, December 31, 2002 and June 30, 2002, respectively	7	7	7
Additional paid-in capital	131,801	131,881	132,195
Accumulated deficit	(6,459)	(13,347)	(17,313)
Treasury stock (shares at cost: 97,246, 97,246 and 94,834 at June 30, 2003, December 31, 2002 and June 30, 2002, respectively	(668)	(668)	(650)
Deferred compensation	573	573	573
Accumulated other comprehensive income	6,718	6,334	3,036

Total stockholders’ equity	132,168	124,976	118,043

Total liabilities and stockholders’ equity	$2,003,198	$1,793,282	$1,260,774